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                                             As filed pursuant to Rule 424(b)(5)
                                                Under the Securities Act of 1933
                                                     Registration No. 333-125902

SUPPLEMENT TO

PROSPECTUS SUPPLEMENT DATED SEPTEMBER 28, 2005

(TO PROSPECTUS DATED JULY 25, 2005)

                                 $2,494,019,100
                                 (APPROXIMATE)

                                  CWALT, INC.
                                   DEPOSITOR

                         [COUNTRYWIDE HOME LOANS LOGO]
                                     SELLER

                      COUNTRYWIDE HOME LOANS SERVICING LP
                                MASTER SERVICER

                         ALTERNATIVE LOAN TRUST 2005-56
                                     ISSUER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-56

                            ------------------------

This Supplement revises the Prospectus Supplement dated September 28, 2005 to the Prospectus dated July 25, 2005 with respect to the above captioned series of certificates as follows:

On page S-119 of the Prospectus Supplement, the last sentence of the last paragraph is hereby replaced with the following sentence:

The Adjusted Cap Rate for any Distribution Date and each class of MTA Certificates will equal the excess, if any, of the Weighted Average Adjusted Net Mortgage Rate for loan group 2 for that Distribution Date, over a fraction expressed as a percentage, the numerator of which is equal to the product of (i) 12 and (ii) the Net Deferred Interest for loan group 2 for that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in loan group 2 at the end of the Prepayment Period related to the immediately preceding Distribution Date.

                            DEUTSCHE BANK SECURITIES

The date of this Supplement is October 17, 2005.